SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        -------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                      ----------------------------------


      Date of Report (Date of earliest event reported):   July 27, 1999
                                                        -----------------


                            CAMDEN NATIONAL CORPORATION
              (Exact name of Registrant as specified in charter)



          Maine                        01-28190                 01-0413282
--------------------------      ------------------------    -------------------
(State or other jurisdiction    (Commission file number)       (IRS employer
      of incorporation)                                     identification no.)



                      Two Elm Street, Camden, Maine 04843
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              (Address of principal executive offices) (Zip Code)



                                (207) 236-8821
                                --------------
             (Registrant's telephone number, including area code)


Item 5 - Other Events
---------------------

            On July 27, 1999, Camden National Corporation, a Maine corporation (the "Company"), Camden Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, KSB Bancorp Inc., a Delaware corporation ("KSB") and Kingfield Savings Bank, a Maine-chartered savings bank and wholly owned subsidiary of KSB entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for a series of related transactions pursuant to which KSB will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation. The Boards of Directors of the Company and KSB approved the Merger Agreement, and all of the transactions contemplated thereby, at their respective meetings held on July 27, 1999. The consummation of the Merger is subject to certain customary conditions, including, without limitation, the approval of the stockholders of each of the Company and KSB and certain regulatory approvals.

            Under the Merger Agreement, at the Effective Time (as such term is defined in the Merger Agreement), each outstanding share of common stock, par value $0.01 per share, of KSB (the "KSB Common Stock") will be converted into the right to receive 1.136 shares of the Company's common stock, no par value (the "Camden Common Stock"). Each holder of KSB Common Stock who would otherwise be entitled to receive a fractional share of Camden Common Stock will receive cash in lieu thereof. The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling-of-interests.

            A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference, and a copy of the Joint Press Release issued by the Company and KSB regarding the Merger is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

            In connection with the execution of the Merger Agreement, the Company and KSB entered into a Stock Option Agreement, dated as of July 27, 1999, pursuant to which KSB granted the Company an option to purchase, subject to certain terms and conditions contained therein, up to an aggregate of 19.9% of the outstanding shares of KSB Common Stock. The option was granted as an inducement to Camden's willingness to enter into the Merger Agreement. A copy of the Stock Option Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.


Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
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2.1    Agreement and Plan of Merger, dated as of July 27, 1999, by and between Camden National Corporation, Camden Acquisition Subsidiary, Inc. KSB Bancorp, Inc. and Kingfield Savings Bank.

10.1 Stock Option Agreement, dated as of July 27, 1999, by and between KSB Bancorp, Inc. and Camden National Corporation.

99.1 Text of Joint Press Release issued by Camden National Corporation and KSB Bancorp, Inc. on July 27, 1999.













                                   SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.




                                                CAMDEN NATIONAL CORPORATION



Dated:  July 27, 1999                       By: s/ Robert W. Daigle
                                                -----------------------------
                                                Name:  Robert W. Daigle
                                                Title: President &
                                                       Chief Executive Officer










































                                 EXHIBIT INDEX


Exhibit No.                       Description
----------                        -----------

2.1 Agreement and Plan of Merger, dated as of July 27, 1999, by and between Camden National Corporation, Camden Acquisition Subsidiary, Inc., KSB Bancorp, Inc. and Kingfield Savings Bank

10.1 Stock Option Agreement, dated as of July 27, 1999, by and between KSB Bancorp, Inc. and Camden National Corporation.

99.1 Text of Joint Press Release issued by Camden National Corporation and KSB Bancorp, Inc. on July 27, 1999.